Exhibit 3.26

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.

This Certificate (the “Certificate) of Limited Partnership of Cerromar Development Partners, L.P., S.E., a Delaware limited partnership (the “Partnership”) is being executed on May 6, 1997.

It is, therefore, certified as follows:

1.             Name.  The name of the Partnership is:

Cerromar Development Partners, L.P., B.E.

2.             Registered Office and Registered Agent.  The registered office of the Partnership in the State of Delaware is located at 1018 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.  The name of the registered agent of the Partnership for Service of Process at such address is The Prentice-Hall Corporation System, Inc.

3.             Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

Cerromar Development Partners GP, Inc.

200 West Madison Street

38th Floor

Chicago, Illinois 80606

4.             Certificate.  This Certificate has been duly executed and filed in accordance with the provisions of Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the day and year first above written.

Cerromar Development Partners GP, Inc., a Delaware corporation

By:	/s/ Glen Miller
	Its:	Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.

It is hereby certified that:

FIRST:                 The name of the limited partnership (hereinafter called the “partnership”) is

CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.

SECOND:            Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

“3.           Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

Cerromar Development Partners GP, Inc.

200 West Madison Street

Suite 2500

Chicago, Illinois 60606

The undersigned, a general partner of the Partnership, executed this Certificate of Amendment on the 13th day of June, 2000.

CERROMAR DEVELOPMENT PARTNERS GP, INC., a Delaware corporation, the general partner

By:	/s/ Glen Miller
Glen Miller
Its:	Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.

It is hereby certified that:

FIRST:                 The name of the limited partnership (hereinafter called the “Partnership”) is

CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.

SECOND:            Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

“3.           Name and Address of General Partner.  The name and address of the General Partner of the Partnership is as follows:

Cerromar Development Partners GP, Inc.
71 South Wacker Drive, 12th Floor
Chicago, Illinois 60606

The undersigned, a general partner of the Partnership, executed this Certificate of Amendment on the 1st day of March, 2005.

CERROMAR DEVELOPMENT
PARTNERS GP, INC.

By:	/s/ Kirk Rose
Kirk Rose
Its:	Vice President, Treasurer